UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2005
Dayton Superior Corporation
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-11781 (Commission File Number	31-0676346 (IRS Employer Identification No.)

7777 Washington Village Drive, Dayton, Ohio (Address of principal executive offices)	45459 (Zip code)
937-428-6360
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
On October 12, 2005, we completed the transactions contemplated by a Real Estate Purchase and Sale Agreement dated August 2, 2005, as amended (the “Purchase Agreement”), with STAG Capital Partners, LLC, an unrelated party. Pursuant to the Purchase Agreement, we sold our manufacturing facilities in Aurora, Illinois; Kansas City, Kansas; and Parsons, Kansas and our distribution center in Miamisburg, Ohio to four different affiliates of STAG Capital Partners, LLC. At the same time, we also entered into four separate Leases, each dated October 12, 2005, with those affiliates (the “Leases”) under which we immediately leased the four facilities back. The aggregate sale price of the facilities under the Purchase Agreement was $12,000,000, which was paid at the closing. Our net proceeds after commissions and other normal closing costs were approximately $11.5 million. The principal terms of the Leases are as follows:
•	The terms of the Leases are 10 years (Kansas City, Kansas), 11 years (Aurora, Illinois), 12 years (Miamisburg, Ohio) and 13 years (Parsons, Kansas), respectively. Each Lease also permits us to renew the Lease for up to two five-year renewal terms.

•	The rent we pay under the Leases increases annually during the initial term. The annual rent payable during the initial year of each Lease and during the last year of the initial term of each the Leases is as follows: Kansas City, Kansas ($226,320; $270,472); Aurora, Illinois ($364,000; $443,715); Miamisburg, Ohio ($430,598; $535,394); and Parsons, Kansas ($240,000; $304,380). In addition, we are responsible for all property taxes, operating expenses (including maintenance expenses) and insurance on the leased property. The annual rent we will pay during the renewal terms will be the higher of the rent in the last year of the initial term or the fair market rent, determined as provided in the Lease.
We expect to realize an aggregate gain of approximately $1.5 million on the sale of these facilities, comprised of a.) gains of approximately $4.8 million, which we initially will defer and recognize ratably over the term of the applicable Leases, and b.) a loss of approximately $3.3 million, which will be recognized immediately.
This description is qualified in its entirety by reference to the Purchase Agreement and the Leases, which are filed as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following are filed as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Real Estate Purchase and Sale Agreement between Dayton Superior Corporation and STAG Capital Partners, LLC dated as of August 2, 2005

10.1.1	First Amendment to Real Estate Purchase and Sale Agreement dated as of August 31, 2005.

10.1.2	Second Amendment to Real Estate Purchase and Sale Agreement dated as of September 30, 2005.

10.2	Lease dated October 12, 2005 between STAG II Parsons, LLC and Dayton Superior Corporation

10.3	Lease dated October 12, 2005 between STAG II Kansas City, LLC and Dayton Superior Corporation

10.4	Lease dated October 12, 2005 between STAG II Aurora, LLC and Dayton Superior Corporation

10.5	Lease dated October 12, 2005 between STAG II Miamisburg, LLC and Dayton Superior Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DAYTON SUPERIOR CORPORATION
Date: October 18, 2005	By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Real Estate Purchase and Sale Agreement between Dayton Superior Corporation and STAG Capital Partners, LLC dated as of August 1, 2005

10.1.1	First Amendment to Real Estate Purchase and Sale Agreement dated as of August 31, 2005.

10.1.2	Second Amendment to Real Estate Purchase and Sale Agreement dated as of September 30, 2005.

10.2	Lease dated October 12, 2005 between STAG II Parsons, LLC and Dayton Superior Corporation

10.3	Lease dated October 12, 2005 between STAG II Kansas City, LLC and Dayton Superior Corporation

10.4	Lease dated October 12, 2005 between STAG II Aurora, LLC and Dayton Superior Corporation

10.5	Lease dated October 12, 2005 between STAG II Miamisburg, LLC and Dayton Superior Corporation